UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) August 11, 2003


                             TRIARC COMPANIES, INC.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)


     DELAWARE                       1-2207              38-0471180
     ------------                   --------            ------------
     (State or other                (Commission         (I.R.S. Employer
     jurisdiction of                File No.)           Identification No.)
     incorporation of
     organization)

     280 Park Avenue
     New York, NY                                        10017
     -------------------------                       ------------
     (Address of principal executive office)           (Zip Code)


    Registrant's telephone number, including area code:   (212) 451-3000


    ------------------------------------             --------------
    (Former name or former address,                    (Zip Code)
    if changed since last report)



Item 12.  Results of Operations and Financial Condition

     On August 11, 2003, Triarc Companies, Inc. (the "Company") issued a press release announcing its financial results for the fiscal quarter ended June 29, 2003. A copy of the press release is furnished as Exhibit 99.1 to this report.

     The information in this report, including the Exhibit, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. In addition, the information in this report, including the Exhibit, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         TRIARC COMPANIES, INC.


                                         By:FRANCIS T. McCARRON
                                            ---------------------------------
                                            Francis T. McCarron
                                            Senior Vice President and
                                            Chief Financial Officer

Dated:   August 13, 2003


                                  EXHIBIT INDEX

Exhibit     Description

99.1        Press Release dated August 11, 2003


                                                     Exhibit 99.1

                                                 For Immediate Release

CONTACT:   Anne A. Tarbell
           (212) 451-3030
           www.triarc.com

                   TRIARC REPORTS SECOND QUARTER 2003 RESULTS

     New York, NY, August 11, 2003 - Triarc Companies, Inc. (NYSE: TRY) announced today the results of operations for its second quarter and six months ended June 29, 2003.

                                   Highlights

     o Consolidated revenues increased to $74.8 million in the 2003 second quarter ($144.5 million in the 2003 first half) from $24.8 million in the 2002 second quarter ($47.2 million in the 2002 first half) primarily reflecting sales from the company-owned restaurants acquired in the December 2002 purchase of Sybra, Inc. ("Sybra"). Net sales from the acquired restaurants were $51.4 million in the 2003 second quarter ($99.9 million in the 2003 first half).

     o Consolidated revenues in both periods were also positively impacted by royalties from 124 franchised restaurants opened since June 30, 2002 with generally higher sales volumes replacing the royalties from 63 generally underperforming restaurants closed since June 30, 2002.

     o Partially offsetting the above was the elimination upon consolidation of royalties from restaurants acquired in the purchase of Sybra of $1.8 million in the 2003 second quarter ($3.4 million in the 2003 first half) and a decline in same store sales.

     o Systemwide domestic same store sales declined (3.0)% in the second quarter of 2003 ((2.7)% in the 2003 first half) versus a strong 3.9% increase in the 2002 second quarter (4.0% in the 2002 first half), reflecting the adverse effects in 2003 of restaurant industry discounting and sluggish economic conditions and, in the 2003 first half, the severe weather experienced in the 2003 first quarter.

     o Consolidated operating profit increased to $5.9 million in the 2003 second quarter ($9.5 million in the 2003 first half) from $3.8 million in the 2002 second quarter ($5.1 million in the 2002 first half). Consolidated operating profit included operating profit of our restaurant operations which increased to $18.3 million in the 2003 second quarter ($34.4 million in the 2003 first half) from $15.2 million in the 2002 second quarter ($28.8 million in the 2002 first half). These increases reflect a $2.5 million positive net impact on operating profit in the 2003 second quarter ($4.8 million in the 2003 first half) of the Sybra acquisition.

     o Consolidated depreciation and amortization increased to $3.4 million in the 2003 second quarter ($6.8 million in the 2003 first half) from $1.7 million in the 2002 second quarter ($3.3 million in the 2002 first half). Consolidated depreciation and amortization includes depreciation and amortization of our restaurant operations which increased to $2.0 million in the 2003 second quarter ($4.1 million in the 2003 first half) from $0.3 million in the 2002 second quarter ($0.5 million in the 2002 first half) as a result of the Sybra acquisition.

     o Consolidated interest expense increased to $(9.4) million in the 2003 second quarter ($(17.8) million in the 2003 first half) from $(6.8) million in the 2002 second quarter ($(13.2) million in the 2002 first half) reflecting the inclusion of approximately $98 million of Sybra debt as of the beginning of the 2003 first quarter and $175 million of Triarc 5% convertible notes due 2023 since their issuance in May 2003, the effects of which were partially offset by lower balances of the Arby's securitization debt.

     o Consolidated net investment income increased to $3.7 million in the 2003 second quarter ($6.9 million in the 2003 first half) from a loss of $(4.9) million in the 2002 second quarter (and income of $1.1 million in the 2002 first half) primarily due to the effect of several investment writedowns recorded in the 2002 second quarter, reflecting then weak financing and stock market conditions, partially offset by lower interest income in the 2003 periods primarily reflecting lower available yields on cash equivalents and short-term debt instruments. The comparison of the second quarters also reflects the recognition of net gains from the sale of investments in the 2003 second quarter that did not occur in the 2002 second quarter.

     o Consolidated net loss was $(1.4) million, or $(0.07) per share in the 2003 second quarter ($(3.4) million, or $(0.17) per share in the 2003 first half) compared to a net loss of $(7.5) million, or $(0.37) per share, in the second quarter of 2002 ($(8.6) million, or $(0.42) per share, in the 2002 first half). These changes primarily reflect the after tax effects of the increases in operating profit and consolidated net investment income discussed above which were partially offset by the effects of higher consolidated interest expense also discussed above.

     o In the second quarter of 2003, the Arby's system opened 33 new units (50 in the 2003 first half) and closed 18 generally underperforming units (33 in the 2003 first half). As of June 30, 2003, Arby's had commitments from franchisees to build approximately 530 new units through 2011.

     Commenting on corporate developments, Nelson Peltz, Triarc's Chairman and Chief Executive Officer, said: "In May, we successfully completed the sale of $175 million of convertible notes. In conjunction with this sale, we repurchased
1.5 million shares of our Class A common stock. Aside from purchasing our stock at an attractive price, these transactions further increased our significant cash and investment position, thus providing us with even greater flexibility to pursue acquisitions and other opportunities to increase value at Triarc."

     Discussing restaurant operations, Peter May, Triarc's President and Chief Operating Officer, said: "Over the last several quarters, Arby's, like many of its restaurant peers, was impacted by several factors which adversely affected financial results. Looking ahead, Arby's management, together with franchisees, have developed a number of initiatives for 2003, including the reintroduction this summer of two popular Market Fresh(R) deli sandwiches (the Ultimate BLT and Roast Turkey Ranch and Bacon), a limited time offer of the new Market Fresh Five-Star Club, and the test marketing of Arby's new Bistro gourmet sandwich line. We believe that these and other initiatives can bridge the gap between fast food and fast casual offerings, thus broadening Arby's consumer appeal."

     Triarc is a holding company and through its subsidiaries, the franchisor of the Arby's(R) restaurant system and, as of June 29, 2003, an operator of 238 Arby's restaurants located in the United States.

                                      # # #
                            Notes and Table To Follow



                             NOTES TO PRESS RELEASE

     1.   Systemwide   domestic   same  store  sales   include  the  results  of
company-owned and franchised stores and only include restaurants that have been open during the 12-month periods ended June 29, 2003 and June 30, 2002.

     2. The statements in this press release that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of Triarc Companies, Inc. and its subsidiaries (collectively, "Triarc" or the "Company") and statements preceded by, followed by, or that include the words "may," "believes," "expects," "anticipates" or the negation thereof, or similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). All statements which address operating performance, events or developments that are expected or anticipated to occur in the future, including statements relating to revenue growth, earnings per share growth or statements expressing general optimism about future operating results, are forward-looking statements within the meaning of the Reform Act. These forward-looking statements are based on our current expectations, speak only of the date of this press release and are susceptible to a number of risks, uncertainties and other factors. Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For those statements, we claim the protection of the safe-harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Such factors include, but are not limited to, the following: competition, including pricing pressures, the potential impact of competitors' new units on sales by Arby's restaurants and consumers' perceptions of the relative quality, variety and value of the food products offered; success of operating initiatives; development and operating costs; advertising and promotional efforts; brand awareness; the existence or absence of positive or adverse publicity; market acceptance of new product offerings; new product and concept development by competitors; changing trends in consumer tastes and preferences (including changes resulting from health or safety concerns with respect to the consumption of beef, french fries or other foods or the effects of food-borne illnesses) and in spending and demographic patterns; the business and financial viability of key franchisees; availability, location and terms of sites for restaurant development by the Company and its franchisees; the ability of franchisees to open new restaurants in accordance with their development commitments, including the ability of franchisees to finance restaurant development; delays in opening new restaurants or completing remodels; anticipated or unanticipated restaurant closures by the Company and its franchisees; the ability to identify, attract and retain potential franchisees with sufficient experience and financial resources to develop and operate Arby's restaurants; changes in business strategy or development plans; quality of the Company's and franchisees' management; availability, terms (including changes in interest rates) and deployment of capital; business abilities and judgment of the Company's and franchisees' personnel; availability of qualified personnel to the Company and to franchisees; labor and employee benefit costs; availability and cost of energy, raw materials, ingredients and supplies; the potential impact that interruptions in the distribution of supplies of food and other products to Arby's restaurants could have on sales at Company-owned restaurants and the royalties that Arby's receives from franchisees; availability and cost of workers' compensation and general liability premiums and claims experience; changes in national, regional and local economic, market, business or political conditions in the countries and other territories in which the Company and its franchisees operate; changes in government regulations, including franchising laws, accounting standards, environmental laws, minimum wage rates and taxation requirements; the costs, uncertainties and other effects of legal, environmental and administrative proceedings; the impact of general economic conditions on consumer spending, including a slower consumer economy and the effects of war or terrorist activities; adverse weather conditions; and other risks and uncertainties affecting the Company and its subsidiaries detailed in the Company's Form 10-K for the fiscal year ended December 29, 2002 (see especially "Item 1. Business-Risk Factors" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations"), and in our other current and periodic filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond our control. We will not undertake and specifically decline any obligation to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.



                             Triarc Companies, Inc.
               Condensed Consolidated Statements of Operations (a)
       Second Quarter and Six Months Ended June 30, 2002 and June 29, 2003

                                                            Second Quarter Ended                   Six Months Ended
                                                            --------------------                   ----------------
                                                            2002            2003                   2002            2003
                                                            ----            ----                   ----            ----
                                                                     (In thousands except per share amounts)
                                                                                   (Unaudited)
Revenues:
  Net sales                                            $      --         $  51,398             $      --       $  99,895
  Royalties and franchise and related fees (b)            24,837            23,402                47,218          44,639
                                                       ---------         ---------             ---------       ---------
                                                          24,837            74,800                47,218         144,534
                                                       ---------         ---------             ---------       ---------
Costs and expenses:
  Cost of sales, excluding depreciation and amortization      --            37,589                    --          73,844
  Advertising and selling                                  1,070             4,043                 1,115           7,143
  General and administrative                              18,261            23,899                37,722          47,279
  Depreciation and amortization, excluding
    amortization of deferred financing costs               1,674             3,414                 3,255           6,797
                                                       ---------         ---------             ---------       ---------
                                                          21,005            68,945                42,092         135,063
                                                       ---------         ---------             ---------       ---------
      Operating profit                                     3,832             5,855                 5,126           9,471
Interest expense                                          (6,803)           (9,367)              (13,163)        (17,825)
Insurance expense related to long-term debt               (1,130)           (1,046)               (2,305)         (2,138)
Investment income (loss), net                             (4,915)            3,729                 1,147           6,870
Loss on sale of businesses                                (1,218)               --                (1,218)             --
Other income (expense), net                                  210              (512)                 (360)             45
                                                       ---------         ---------             ---------       ---------
      Loss before income taxes and minority interests    (10,024)           (1,341)              (10,773)         (3,577)
(Provision for) benefit from income taxes                  1,267              (195)                  970              67
Minority interest in loss of a consolidated subsidiary     1,246               112                 1,246             112
                                                       ---------         ---------             ---------       ---------
      Net loss                                         $  (7,511)        $  (1,424)            $  (8,557)      $  (3,398)
                                                       =========         =========             =========       =========

Basic and diluted loss per share                       $    (.37)        $   (.07)             $   (.42)       $    (.17)
                                                       =========         ========              ========        =========

Shares used to calculate loss per share:
  Basic                                                   20,486            20,175                20,454          20,294
                                                       =========         =========             =========       =========
  Diluted(c)                                              20,486            20,175                20,454          20,294
                                                       =========         =========             =========       =========


     (a) On December 27, 2002, the Company completed the acquisition of Sybra, Inc. Prior to the acquisition, Sybra was the second largest franchisee of Arby's restaurants. The consolidated results of operations for the 2003 first half include the results of the company-owned restaurants (238 as of June 29, 2003) acquired in the Sybra acquisition but no longer include royalties and franchise and related fees from Sybra, which are eliminated in consolidation. The consolidated results of operations for the 2002 first half, however, include royalties and franchise fees from Sybra but do not include the results of the acquired restaurants.

     (b) Includes royalties from Sybra for the 2002 periods whereas the royalties from Sybra for the 2003 periods were eliminated in consolidation. Such royalties were approximately $1.9 million and $1.8 million for the 2002 and 2003 second quarters, respectively, and approximately $3.6 million and $3.4 million for the 2002 and 2003 first halves, respectively.

     (c) The shares used to calculate diluted loss per share are the same as those used to calculate basic loss per share since the Company reported a net loss in all periods presented and, therefore, the effect of all potentially dilutive securities would have been antidilutive. Had the Company reported net income for such periods, the shares used to calculate diluted income per share would have been 22,027,000 and 21,549,000 for the 2002 and 2003 second quarters, respectively, and 21,925,000 and 21,648,000 for the 2002 and 2003 first halves, respectively, reflecting the effect of dilutive stock options. The effects of dilutive stock options represented in such amounts reflect the average price of the Company's stock during the indicated periods. These dilutive effects may not be representative of the effects that may occur in future periods. Accordingly, this information is presented for informational purposes only. In addition to the effect of dilutive stock options, the Company's 5% Convertible Notes are convertible into 4,375,000 shares of the Company's common stock. Such additional shares were not included in the diluted shares above due to the substantial income from continuing operations (approximately $1.28 per share) that would be required before the Convertible Notes became dilutive.